Exhibit 99.2

Sunrise Management Company Sale

Community Talking Points

September 2012

About the Announcement

•                  Health Care REIT (HCN) announced that as part of its transaction to acquire the company, HCN has formed a partnership with Kohlberg Kravis Roberts & Co. (KKR), Beecken Petty O’Keefe & Company and Coastwood Senior Housing Partners LLC, world-class investment firms, to buy Sunrise’s management company.

•                  The sale of our management company will occur immediately prior to closing of the transaction with HCN. Upon closing of the HCN acquisition, Sunrise will become a privately held entity.

•                  This exciting announcement should have virtually no impact on Sunrise’s day-to-day operations today; however, it does bring with it opportunities for Sunrise to expand and improve upon our already strong foundation to be the very best in senior living.

•                  Upon closing, the management company will employ Sunrise’s team members and will operate under the “Sunrise” name and brand.  The partners are excited to work with us as we continue to tell the Sunrise story.

•                  The partnership shares Sunrise’s commitment to providing our residents and their families with the highest quality of care and services in each of our communities. They will support our team as we continue to fulfill the mission that has guided this company for the last 30 years, and look for opportunities for us to positively impact many more lives.

•                  Sunrise expects to benefit from the resources, organizational expertise and support these leading investment partners will bring. The partners are determined to take Sunrise to the next level and help us effectively grow and strengthen so that we can continue to be the industry leader.

•                  As a management-only company, Sunrise will focus all of its time and energy on running and improving the business to ensure we are providing our residents with the very best care and home.

•                  In the past 30 years, both as a private and a public company, Sunrise has pioneered new senior living options that have improved the quality of life for hundreds of thousands of seniors and their families.

•                  The HCN transaction is subject to approval by Sunrise’s shareholders and we expect it to close in the first half of 2013, subject to normal closing conditions.

For Current & Prospective Residents & Families

•                  The investment partnership is not only focused on ensuring we continue to deliver consistent, best-in-class care, but also to helping us identify new ways we can improve our residents’ lives.

•                  We continue to focus on providing all of our residents with the best possible home, and you should expect the same level of superior service, care and integrity that you have come to expect from Sunrise.

•                  In our 30-year history, we have operated successfully both as a public and private company, and we will continue to work each day to fulfill our mission of championing the quality of life for all seniors.

•                  For more information on this transaction, we encourage you to visit the Investor Relations section of our website — www.sunriseseniorliving.com.

For Team Members

•                  The important work you all do every day serving our residents and each other does not and will not change as a result of this announcement.

•                  Following the close, Sunrise team members will be employed by the new entity.

•                  We have more than 30,000 residents who depend on the high-quality care and service that has been a hallmark of Sunrise for more than 30 years.

•                  We are relying on you to continue serving our residents with the very best care and service.  Sunrise has the best team and we need to continue focusing on doing what we do every day even better.

•                  We are committed to keeping you as informed as possible during this transaction period, and will notify you of any changes as soon as possible.